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                                                                 EXHIBIT 10.14


                     FIRST AMENDMENT TO CONSULTING AGREEMENT


         First Amendment to Consulting Agreement is dated as of this ____ day of March 1998, between FLEMINGTON PHARMACEUTICAL CORPORATION, a New Jersey corporation, whose address is 43 Emery Avenue, Flemington, New Jersey 08822 (the "Company") and SAGGI CAPITAL CORP. ("Consultant") whose address is RR 1, Box 132, Millerton, New York 12564.

                                  WITNESSESTH:

         WHEREAS, on May 1, 1997, the Company and Consultant entered into a certain Consulting Agreement (the "Original Agreement"); and

         WHEREAS, Company has proposed an amendment to the Original Agreement in order to extend the term and modify the compensation terms thereof; and the parties have agreed that the Original Agreement shall be modified in accordance with the terms hereof; and

         WHEREAS, pursuant to Section 3(b) of the Original Agreement, the Company issued to Consultant a nonqualified stock option (the "Option") under the Company's 1997 Stock Option Plan (the "1997 Plan") to purchase an aggregate of 200,000 shares of the Company's Common Stock; and

         WHEREAS, the Consultant, has not exercised any of the 200,000 shares of Common Stock under the Option, and immediately prior to the execution of this Agreement, had the right to exercise all shares pursuant to the Option.

         NOW, THEREFORE, in consideration of the mutual promises contained below, and for other good and valuable consideration, the receipt and sufficiency of which both parties acknowledge, the parties agree as follows:

         1. The Consultant shall surrender to the Company the entire Option to purchase 200,000 shares of the Company's Common Stock.

         2. The Company shall issue to the Consultant a new option to purchase 200,000 shares of Common Stock under the 1997 Plan on the terms and conditions set forth in the Amended Stock Option Agreement of this date.

         3. The Company shall issue to the Consultant new options to purchase 100,000 shares of Common Stock under the 1997 Plan; and options to purchase 20,000 shares of Common Stock under the Company's 1992 Stock Option Plan.
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         4. Section 4 of the Original Agreement shall be amended such that the
Consultant shall continue providing services to the Company until the earlier of
(i) April 30, 1999; or (ii) such time as this Agreement may be earlier terminated pursuant to the terms of the Original Agreement. In addition to the services of the Consultant to the Company otherwise provided for in Section 1 of the Original Agreement, the Consultant shall assist the Company in obtaining a new market-maker for its publicly traded securities and shall assist the Company in identifying additional sources of capital.

         5. All other terms of the Original Agreement not amended by the terms hereof shall remain in full force and effect.

         6. This Amendment to the Original Agreement shall be effective as of the date first written above.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the effective date shown above.


Attest:                                 FLEMINGTON PHARMACEUTICAL
                                          CORPORATION


By:___________________________          By:__________________________________
                                            Harry A. Dugger, President



                                        SAGGI CAPITAL CORP.



______________________________          By:___________________________________
                                            Sharon Will, President

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